UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

______________________________

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

MARCH 4, 2014

EMPIRE PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-16653	73-1238709
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6506 S. Lewis Ave., Suite 112, Tulsa, OK 74316-1020

(Address of principal executive offices) (Zip Code)

(918) 488-8068

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 4, 2014, Empire Petroleum Corporation (the “Company”), Albert E. Whitehead and Sierra Nevada Oil LLC (“Sierra”) entered into a Call Option Agreement (the “Call Option Agreement”). The Call Option Agreement provides Sierra with a call option (the “Call Option”) to purchase 4,000,000 shares of common stock of the Company at a price of (i) $0.25 per share or an aggregate of $1,000,000, less (ii) the $50,000 paid by Sierra to the Company as consideration for the Call Option Agreement. The Call Option expires 90 days after the date of the Call Option Agreement. If the Call Option is exercised by Sierra, the purchase of shares will be consummated using a Securities Purchase Agreement substantially in the form attached to the Call Option Agreement as Exhibit A thereto. The Call Option Agreement also provides that, if the Call Option is exercised by Sierra, Albert W. Whitehead, the Company’s Chief Executive Officer and the Chairman of the Company’s Board of Directors, will take commercially reasonable efforts to cause the current members of the Company’s Board of Directors, Albert E. Whitehead, Montague H. Hackett, Jr. and Kevin R. Seth, to resign from the Company’s Board of Directors and three of Sierra’s designees to be appointed to the Company’s Board of Directors.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above is incorporated herein by reference. The private placement of the Call Option to Sierra was made in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof. Sierra is a sophisticated investor with the experience and expertise to evaluate the merits and risks of an investment in the Company’s securities and the financial means to bear the risks of such an investment.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is filed herewith.

Exhibit No.	Description

10.1	Call Option Agreement dated March 4, 2014, by and among Empire Petroleum Corporation, Albert E. Whitehead and Sierra Nevada Oil LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPIRE PETROLEUM CORPORATION

Date: March 4, 2014	By:	/s/ Albert E. Whitehead
Albert E. Whitehead
Chief Executive Officer